Exhibit 10.29

Hawaiian Telcom & Accenture CONFIDENTIAL

Amendment Number Ten

To Application Services Agreement

January 1, 2008

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMSSION.

AMENDMENT NUMBER TEN

TO APPLICATION SERVICES AGREEMENT

This Amendment Number Ten (“Amendment”), effective as of January 1, 2008 (the “Effective Date”), is between Hawaiian Telcom Communications, Inc. (“Hawaiian Telcom”) and Accenture LLP (“Accenture”). Accenture and Hawaiian Telcom may be referred to in this Amendment individually as “Party” and together as “Parties.”

The Parties entered into that certain Application Services Agreement, effective as of February 5, 2007 (the “Agreement”), which the Parties now desire to amend.

The Parties agree to modify and amend the Agreement, as follows:

1.               Amendment to ARTICLE IX: Section 9.4, Invoices, Method of Payment; Finance Charges, (a) Invoicing; (ii) Enhancement Services, is modified to read, in its entirety, as follows:

“For Enhancement Services, Accenture shall render a single consolidated monthly invoice at the end of the month that will be the sum of:

(i)            Fixed Enhancement Service Charges for Fixed Enhancement Services to be provided during the current month.

(ii)           Variable Enhancement Services Charges for Variable Enhancement Services provided during the current month.

Accenture shall provide Hawaiian Telcom with a monthly utilization report outlining personnel that have been deployed during an invoicing period describing the Enhancement Services provided by such personnel.”

2.                       Amendment to Exhibit B-2: Section 1.2, Term, of Exhibit B-2, Enhancement Services Statement of Work, is modified to read, in its entirety, as follows:

“This Statement of Work shall be extended from the Effective Date and expire on June 30, 2008, unless an extension is otherwise agreed upon in writing by the Parties (the “Enhancement Services Term”), provided that the expiration of this Statement of Work shall not limit any of the warranties provided for in the Agreement.”

3.                       Amendment to Exhibit B-2: Sections 1.3(d), Scope & Resources, of Exhibit B-2, Enhancement Services Statement of Work, is modified to read, in its entirety, as follows:

“Hawaiian Telcom may review and provide input on individuals to be assigned to the Fixed Enhancement Services Team and Variable Enhancement Team.  If Hawaiian Telcom objects to the proposed assignment, the Parties shall work in good faith to promptly resolve Hawaiian Telcom’s concerns on a mutually agreeable basis prior to assignment of the individual.

Hawaiian Telcom will provide thirty (30) days prior written notice for requests to exchange the FTEs roles described in the Fixed Enhancement Team, as outlined in Exhibit D-2, Table 1.  Such requests will be submitted in writing by Hawaiian Telcom to Accenture describing the revised roles and skills requested and the FTEs requested to be exchanged for the Fixed Enhancement Team. Accenture will notify Hawaiian Telcom of any changes to the Fixed Enhancement Service Charges or additional out of pocket expenses that may result from the requested adjustments.  Changes to the Fixed Enhancement Service Charges will only take effect upon written acceptance of a mutually agreed Change Order.

Hawaiian Telcom will provide thirty (30) days written notice for requests to increase or decrease Variable Enhancement personnel.  Accenture will notify Hawaiian Telcom of any changes to the Variable Enhancement personnel that may result from Hawaiian Telcom requested scope of work or projects.  Changes to the Variable Enhancement Service Charges will only take effect upon written acceptance of a mutually agreed Change Order.  Notwithstanding the foregoing, where a Variable Enhancement resource is added solely to perform work on a specific project and for a finite period of time, no notice to remove such resource will be required and Accenture will identify upfront any additional out of pocket expenses that may result in this event as part of such a mutually agreed Change Order.

Hawaiian Telcom may request replacement of individuals assigned to the Fixed Enhancement Services Team and Variable Enhancement Team for unsatisfactory performance at any time in accordance with Section 8.5 of the Agreement.

Notwithstanding the foregoing notice periods, in the case of a request to add an additional resource, Accenture will use Reasonable Efforts to accommodate such request by the date requested by Hawaiian Telcom, and in the case of a removal of a resource, Accenture will use Reasonable Efforts to re-deploy such resource by the date Hawaiian Telcom identifies as the date such resource is no longer required.”

4.                       Amendment to Exhibit B-2: Sections 1.3(f), is deleted in its entirety.

5.                       Amendment to Exhibit B-2: Sections 1.4(b), Enhancement Capacity Work Orders, is deleted in its entirety.

6.                       Amendment to Exhibit B-2: Sections 1.4(c), General Enhancement Work Order, and 1.4(d), Work Order, are deleted in its entirety.  Also, Section 1.4(e) is modified to read, in its entirety, as follows:

“Unassigned Enhancement Team Members.  If any member of the Enhancement Team is not assigned to a specific project, or if they are assigned to a specific project but otherwise have excess capacity and appropriate skills, they will perform such Enhancement Services or AM Services as directed by Hawaiian Telcom from time to time.  Correspondingly, Hawaiian Telcom shall have the right to assign members of the Discretionary AM Services Team to perform Enhancement Services from time to time.”

7.                       Amendment to Exhibit B-2: Sections 1.4(f), Non-Enhancement Capacity Resource Pool Resources, is deleted in its entirety.

8.                       Amendment to Exhibit B-2: Section 1.5, Charges, of Exhibit B-2, Enhancement Services Statement of Work, is modified to read, in its entirety, as follows:

“The charges for Enhancement Services from the Effective Date will be in accordance with the revised Exhibit D (Charges) and Attachment D-2 (Enhancement Services Charge) as outlined below.  All figures are United States Dollars.”

9.                       Amendment to Exhibit D: Sections 3.1 & 3.2, Summary of Charges & Enhancement Capacity Work Orders, of Exhibit D, Charges, is modified to read, in its entirety, as follows:

“3.1 The monthly charges for Enhancement Services will be the sum of the:

(i)                                     Fixed Enhancement Services Charges; and

(ii)                                  Variable Enhancement Services Charges.”

3.1 (a) Fixed Enhancement Team & Charges

Hawaiian Telcom authorizes and Accenture will provide [ * ] (“FTEs”) at a fixed monthly charge including expenses of [ * ] as set forth below for the Enhancement Services Term:

ROLE	[ * ]
Senior Manager - US	[ * ]
Project Manager - US	[ * ]
Business Consultant/Analyst - US	[ * ]
Technical Lead - US	[ * ]
Snr Programmer - US	[ * ]
Programmer - US	[ * ]
Project Manager - Manila	[ * ]
Technical Lead - Manila	[ * ]
Snr Programmer - Manila	[ * ]
Programmer, Manila	[ * ]

Total FTE	[ * ]
Revised Enhancement Service Charges	[ * ]

Exhibit D-2, Table 1 – Fixed Enhancement Team & Charges

Note: Replacing p.27 of Exhibit D-2 only

* Confidential material redacted and filed separately with the Commission.

3.1 (b) Variable Enhancement Team & Charges

If the Parties agree that demand requirements exceed [ * ] assigned to the Fixed Enhancement Services Team, Variable Enhancement Team resources will be added, subject to acceptance of a mutually agreed Change Order that documents any additional authorized capacity.  Hawaiian Telcom will have no obligation to pay for, and Accenture will have no obligation to provide, in excess of [ * ] or any Variable Enhancement Team FTEs, except subject to a mutually agreed Change Order.  Hawaiian Telcom will pay the Variable Enhancement Service Charges on a time and materials (“T&M”) basis as set forth below in the Variable Enhancement Team Charges Table (Exhibit D-2, Table 2):

Role	[ * ]
Senior Manager - US	[ * ]
Project Manager - US	[ * ]
Business Consultant/Analyst - US	[ * ]
Technical Lead – US	[ * ]
Snr Programmer – US	[ * ]
Programmer – US	[ * ]
Project Manager - Manila	[ * ]
Technical Lead - Manila	[ * ]
Snr Programmer - Manila	[ * ]
Programmer, Manila	[ * ]

Exhibit D-2, Table 2 – Variable Enhancement Team & Charges

Note: Replacing p.27 of Exhibit D-2 only

3.2 The Enhancement Services scope of work for the Hawaiian Telcom authorized capacity will be prioritized by Hawaiian Telcom and defined in a mutually agreed project plan maintained by the Parties.  The project plan will be used as a basis for planning and tracking of resource utilization.  Such project plan shall include the following information:

(i)            detailed description of the scope of Services to be provided by the authorized capacity including Deliverables to be provided;

(ii)           detailed description of Hawaiian Telcom’s obligations;

(iii)          the schedule for performance of the Services including planned milestone dates (for which the Acceptance sign-off procedures defined in Exhibit C of the Agreement will be used);

(iv)          any additional resources required to be provided by Hawaiian Telcom for the performance of the Services.

* Confidential material redacted and filed separately with the Commission.

Accenture and Hawaiian Telcom will use Reasonable Efforts with then currently deployed personnel to complete specific projects by the applicable planned milestones referred to in subsection (iii) above.  Additionally, Enhancement Services resources will not be used to perform AM Services or warranty services unless otherwise approved by Hawaiian Telcom.

Any changes in scope or planned effort will be documented in the project plan and both parties will work together in good faith to jointly reprioritize the assignments for the Hawaiian Telcom authorized capacity for Enhancements Services.

10.                 Amendment to Exhibit D: Sections 3.3 & 3.4, Resources Not Dedicated to Enhancement Capacity Work Order & Non-Enhancement Capacity Resource Pool Resources, is deleted in its entirety.

11.                 Termination for Convenience: Hawaiian Telcom may terminate, for convenience, the Enhancement Services Statement of Work with thirty (30) days written notice without liability other than for payment of applicable Enhancement Services Charges provided up to the effective date of termination. In the case of early termination, Accenture will also invoice Hawaiian Telcom for any additional out-of-pocket expenses incurred only as a result of early termination such as apartment lease early exit/break fees.

12.                 Scope Management and Reporting:  The Parties hereby agree that Enhancement Services scope may be refined and further modified as mutually agreed in writing during the Enhancement Services Term and shall at all times be documented via the Agreement’s change control procedures.  Accenture will provide monthly status reports that will track planned and actual schedules, costs and budget for each active project as reasonably required and agreed to with Hawaiian Telcom.

Enhancement Services projects will be scheduled for deployment to production in accordance with a monthly release management process or as otherwise mutually agreed by the parties.

13.                 Defined Terms: Any terms not defined in this Amendment will have the same meaning as in the Agreement.

14.                 Effect of Amendment:  Unless otherwise amended herein, all terms and conditions of the Agreement remain unmodified and in full force and effect.

* * * * * * *

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IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of the Parties hereto as of the Effective Date.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:	/s/ Michael S. Ruley

Name:	Michael S. Ruley

Title:	Chief Executive Officer

Date:	January 3, 2008

ACCENTURE LLP

By:	/s/ Timothy A. Hale

Name:	Timothy A. Hale

Title:	Partner

Date:	January 3, 2008